TEREX CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN











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                                TEREX CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The purpose of this Supplemental Executive Retirement Plan (the "Plan"), effective as of October 1, 2002 (the "Effective Date"), is to provide a further means whereby Terex Corporation (the "Company") may afford financial security to a select group of executives of the Company who render valuable services to the Company. The Plan constitutes an important contribution toward such executives' continued growth and success by providing for additional future compensation so that such executives may be retained and their productive efforts encouraged, all as provided herein. The Plan is intended to be an unfunded plan maintained for a "select group of management or highly compensated employees" as defined in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended.


                                        I

                                   DEFINITIONS
                                   -----------

     1. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the following words and phrases shall have the meanings specified below (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined), unless a different meaning is plainly required by the context:

     Actuarial Equivalent. "Actuarial Equivalent" means a benefit of equivalent value to a benefit or benefits payable to a Participant hereunder, calculated in accordance with (a) the "applicable mortality table", as defined in Section 417(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and (b) an interest rate of 8% compounded annually, provided that for purposes of
Section 3.3(b) the interest rate shall be the applicable federal mid-term rate under Section 1274(d) of the Code on the Benefit Commencement Date.

     Beneficiary. "Beneficiary" shall mean the person or persons designated by a Participant pursuant to Section 8.1 to receive the benefits to which a Participant is entitled upon the death of the Participant or, upon the death of such designated person or persons, the estate of a Participant.

     Benefit Commencement Date. "Benefit Commencement Date" means the date a Participant receives or first begins to receive payment of benefits under the Plan, as applicable.

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     Board. "Board" means the Board of Directors of the Company.

     Cause. "Cause" shall have the definition set forth in the Participant's employment agreement with the Company, or, absent an employment agreement defining Cause, Cause shall mean the Participant's (i) continuing and material failure to fulfill his or her employment obligations or willful misconduct or gross neglect in the performance of his or her duties as an officer or employee of the Company, (ii) commission of fraud, misappropriation or embezzlement in the performance of his or her duties as an officer or employee of the Company or
(iii) conviction of a felony, which, as determined in good faith by the Board, constitutes a crime that may result in material harm to the Company.

     Change of Control. "Change of Control" means (i) the consummation of an acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of 40 percent or more of the combined voting power of the Company's then outstanding securities; (ii) a change in the composition of the Board occurring within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors ("Incumbent Directors" shall mean directors who either (x) are members of the Board as of the Effective Date or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board); or (iii) the consummation of (A) a complete liquidation or dissolution of the Company or (B) a merger or consolidation with the Company or in which securities of the Company are issued or the sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination immediately after which (x) the stockholders of the Company immediately before the Business Combination beneficially own, directly or indirectly, more than 80 percent of the combined voting power of the voting securities of the corporation or other business entity resulting from the Business Combination (which in the case of a sale of substantially all of the Company's assets means the corporation or other business entity acquiring such assets) (the "Resulting Corporation"), (y) at least a majority of the Board of directors of the
Resulting Corporation or the direct or indirect parent corporation of the Resulting Corporation are Incumbent Directors and (z) no individual, entity or group (excluding the Resulting Corporation or any employee benefit plan of the Resulting Corporation) beneficially owns, directly or indirectly, 20 percent or more of the combined voting power of the securities of the Resulting Corporation, who did not own such securities immediately before the Business Combination.

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     Committee.  The "Committee"  shall mean the  Compensation  Committee of the
Board.

     Compensation. "Compensation" means, for any calendar year, the sum of a Participant's base salary and annual cash bonus earned during such calendar year (including any base salary or bonus amounts deferred at the direction of the Participant).

     Disability. "Disability" shall have the definition set forth in the Participant's employment agreement, or absent an employment agreement defining Disability, Disability shall have the definition set forth in the Company's long-term disability plan, or absent such a plan, Disability shall be defined as a physical or mental infirmity which substantially impairs the ability of the Participant to perform his or her duties for the Company for a period of more than 180 days during any 365-day period. "Disabled" shall refer to a Participant who has been determined to have a Disability.

     Early Retirement. "Early Retirement" means the Termination of Employment on or after his or her Early Retirement Date and prior to his or her Normal Retirement Date.

     Early Retirement Age. "Early Retirement Age" means the date on which a Participant attains age 55 and completes 15 Years of Service.

     Early Retirement Benefit. "Early Retirement Benefit" means a benefit calculated under Section 3.2.

     Early Retirement Date. "Early Retirement Date" shall be the first day of the month following the attainment by a Participant of Early Retirement Age.

     Employment. "Employment" refers to full-time or substantially full-time employment by the Company or any of its subsidiaries.

     Final Average Compensation. "Final Average Compensation" is an amount equal to a Participant's average Compensation during his or her final 5 Years of Service.

     Good Reason. "Good Reason" shall have the definition set forth in the Participant's employment agreement with the Company, or, absent an employment agreement defining Good Reason, Good Reason shall mean the occurrence of one or more of the following, without the Participant's prior written consent: (i) a material change, adverse to the Participant, in his or her position, title or office, status, rank, nature of responsibilities or authority within the Company, except in connection with termination of his or her employment for

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Cause or Disability or as a result of action by the Participant, (ii) assignment of duties to the Participant that are inconsistent with his or her duties, status, rank, responsibilities or authority, (iii) decrease in the Participant's base salary, annual bonus opportunity or benefits (other than any such decrease applicable to executives of the Company generally), and (iv) relocation of the Participant's principal place of business to a location more than 50 miles from its location on the date when he or she first became a Participant.

     Normal Form. "Normal Form" means a monthly benefit payable in the form of a single life annuity for the life of Participant with payment guaranteed for 120 months.

     Normal Retirement Age. "Normal Retirement Age" means the earlier of a Participant's attainment of age 65 or the date on which the sum of his or her age and Years of Service equals 90.

     Normal Retirement Benefit. "Normal Retirement Benefit" means a benefit calculated under Section 3.1.

     Normal Retirement Date. "Normal Retirement Date" shall be the January 1 that is the closest to the attainment by a Participant of Normal Retirement Age.

     Participant. A "Participant" is any senior officer or other key employee of the Company who has become a participant in the Plan pursuant to Article II.

     Participant Notice. "Participant Notice" means the written notice that shall be provided by the Company to a Participant notifying him or her of his or her participation in the Plan and specifying any special terms or conditions applicable to such Participant's participation in the Plan.

     Primary Insurance Amount. "Primary Insurance Amount" means the primary insurance amount payable on a monthly basis to the Participant on his or her Normal Retirement Date (excluding any benefit payable on behalf of a spouse or other dependent) as provided under the Federal Social Security Act or any other similar applicable national benefit program as in effect on such date. The Primary Insurance Amount shall be determined on the following assumptions, notwithstanding facts to the contrary:

          (1) The Participant's sala ry history shall begin with calendar year 1951 or the calendar year he or she attains age 22, whichever is later, and end with the calendar year preceding the calendar year in which occurs the later of his or her Benefit Commencement Date or his or her Normal Retirement Date (including years when he or she was not employed by the Company) (the "Salary History Period").

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          (2) The  Participant  will be deemed to have earned wages in excess of the Social Security Act wage base during each year of the Salary History Period.

          (3) The Participant will be deemed to have been employed in the United States during each year of the Salary History Period.

          (4) The Participant's Primary Insurance Amount under the Social Security Act will commence payment with the month in which the Participant attains his or her Normal Retirement Date or if his or her Termination of Employment occurs thereafter, the month in which occurs his or her Termination of Employment.

In the case of any Participant who may be entitled to government provided retirement benefits payable by a government or a government sponsored retirement program other than the United States, such benefits shall be included in the Participant's Primary Insurance Amount and shall be calculated on a basis and using assumptions that are comparable to the foregoing.

     Supplemental Retirement Benefit. "Supplemental Retirement Benefit" means for any Participant a benefit payable in the Normal Form, commencing on the Participant's Normal Retirement Date or, if later, the date on which his or her Termination of Employment occurs, and equal to the excess of (a) one-twelfth of the product of 2% times the Participant's Years of Service (not to exceed 20) times the Participant's Final Average Compensation over (b) an amount payable in the Normal Form equal to the Actuarial Equivalent of the sum of the following amounts: (i) 50% of the Participant's Primary Insurance Amount, (ii) the Participant's accrued benefit under any other defined benefit pension plan maintained by the Company or any of its subsidiaries, and (iii) the Participant's account balance as of the date of such Participant's Termination of Employment under any defined contribution pension or deferred compensation plan maintained by the Company or any of its subsidiaries other than any amounts under such plan attributable to the Participant's contributions, including (a) salary deferrals or similar amounts, and (b) any matching contributions thereon.

     Termination of Employment. "Termination of Employment" means the ceasing of the Participant's Employment for any reason whatsoever, whether voluntarily or involuntarily.

     Years of Service. "Years of Service" shall mean the calendar years during which a Participant was employed by the Company (or any company acquired by the Company or any of its subsidiaries), commencing with the calendar year

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commencing  on the January 1 nearest his or her date of hire and ending with the calendar year in which his or her Termination of Employment occurs, if such Termination of Employment occurs after the June 30th of that year, or the prior calendar year if such Termination of Employment occurs prior to the July 1st of that year. The Committee may, in the Participant Notice or at any time thereafter, provide a Participant with credit for additional Years of Service in respect of periods for which he or she would not otherwise receive credit under the previous sentence.


                                       II

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

     2.1 Eligibility. Any senior officer or other key employee of the Company shall be eligible to participate in the Plan.

     2.2 Participation. An eligible officer or key employee shall become a Participant in the Plan upon approval by the Committee and notification by Company's Chief Executive Officer that he or she has been selected to participate in the Plan. The effective date of a Participant's participation in the Plan shall be the date he or she receives the Participant Notice or such other date as may be determined by the Committee and as set forth in the Participant Notice.

     2.3 Terms and Conditions of Participants. Unless specified by the Committee in the Participant Notice, a Participant's participation in the Plan shall be as set forth in the terms of the Plan. The Committee may determine in the case of any Participant that the terms and conditions of his or her participation in the Plan shall be different that those set forth in the Plan (e.g., additional Years of Service). However, unless set forth in the Participant Notice, no special terms and conditions applicable to any Participant shall be less favorable to the Participant than those provided for by the terms of the Plan.

     2.4 Cessation of Participation. An individual shall cease to be a Participant in the Plan once he or she has received from the Company all benefits to which he or she is entitled under the Plan.


                                       III

                               RETIREMENT BENEFITS
                               -------------------

     3.1 Normal Retirement Benefit. Except as provided in Section 3.3(b), 3.4 or
Article IV, in the event that a Participant's  Termination of Employment  occurs

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on or after  (i) the date on which the  Participant  has  completed  15 Years of
Service or (ii) the Participant's Normal Retirement Age, upon the first day of the month coincident with or next following the later of (A) a Participant's Normal Retirement Date or (B) the Participant's Termination of Employment, the Participant shall be entitled to commence to receive a monthly Normal Retirement Benefit equal to the Participant's Supplemental Retirement Benefit.

     3.2 Early Retirement  Benefit.  Except as provided in Section 3.3(b),  3.4,
3.5 or Article IV, in the event that a Participant's Termination of Employment occurs prior to his or her Normal Retirement Date and such Participant is entitled to receive a Normal Retirement Benefit pursuant to Section 3.1, if such Participant files a written election with the Committee at least one year prior to his or her Termination of Employment (or at any other time with the consent of the Committee) to commence his or her Early Retirement Benefit prior to his or her Normal Retirement Date, the Participant shall be entitled to commence to receive a monthly Early Retirement Benefit in an amount that is equal to the Actuarial Equivalent as of his or her Benefit Commencement Date of his or her accrued Supplemental Retirement Benefit, if the Participant elects to begin receiving the Early Retirement Benefit prior to his or her Normal Retirement Date.

     3.3 Termination Without Cause or for Good Reason. In the event of a Participant's Termination of Employment by the Company without Cause or by the Participant for Good Reason,

          (a) except as provided in Section 3.3(b), if such Termination of Employment occurs prior to the Participant's completion of 15 years of Service or his or her Normal Retirement Date, the Participant shall nevertheless be entitled to receive a Benefit pursuant to Section 3.1 or
     3.2 based on the Participant's actual number of Years of Service commencing on or at any time after what would have been the earlier of his or her Early Retirement Date or Normal Retirement Date, had he or she continued in Employment with the Company until such date. The amount of such benefit shall be determined in accordance with Section 3.1 or 3.2, as the case may be, as of his or her Benefit Commencement Date based on the Participant's Supplemental Retirement Benefit; and

          (b) if such Termination of Employment occurs within two years following a Change in Control, the Company shall pay to the Participant within 30 days after his or her Termination of Employment, a cash lump sum equal to the Actuarial Equivalent of his or her Supplemental Retirement Benefit. Notwithstanding the foregoing, a Participant may elect, by filing a written election with the Committee, in lieu of the lump sum provided in this Section 3.3(b), to receive his or her Supplemental Retirement Benefit in accordance with Section 3.1, 3.2, or 3.3(a), whichever is applicable;

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     provided,  however,  that any such election will only become  effective one year following the date on which the Committee receives such written election. An election made in accordance with the preceding sentence may be revoked by filing a subsequent written election with the Committee; provided, however, that such revocation will only become effective one year following the date on which the Committee receives such subsequent written election. Once an election becomes effective under this Section 3.3(b) it shall remain in effect until a revocation of such election becomes effective.

     3.4 Termination for Cause.

          (a) A Participant whose Employment is terminated by the Company shall not be entitled to receive any benefit under the Plan if,

               (i) such Participant's Employment is terminated by the Company for Cause prior to the date on which the Participant has completed 15 Years of Service or the Participant's Normal Retirement Age; or

               (ii) such Participant's Employment is terminated by the Company for one of the reasons specified in clauses (ii) or (iii) of the definition of Cause after the date on which the Participant has completed 15 Years of Service or the Participant's Normal Retirement Age.

          (b) A Participant whose Employment is terminated by the Company for the reason specified in clause (i) of the definition of Cause after the date on which the Participant has completed 15 Years of Service or the Participant's Normal Retirement Age shall continue to be entitled to receive benefits under the Plan.

     3.5 Disability. A Participant who has become Disabled with less than 15 Years of Service shall, any other provision of the Plan to the contrary notwithstanding, be considered to be a Participant in the Employment of the Company during the period the Participant is Disabled until the date that is the earlier of (i) five years from the date such Participant becomes Disabled, (ii) the date on which the Participant has completed 15 Years of Service, or (iii) the Participant's Normal Retirement Age and his or her Supplemental Retirement Benefit shall continue to accrue during such period (based on the assumption that his or her Compensation as of the date his or her Disability commenced continued at the same rate during the period of his or her Disability). A Participant who has become Disabled prior to completing 15 Years of Service shall continue to accrue Years of Service for the purposes of eligibility to receive benefits under the Plan (but not for the purposes of calculating the amount of Supplemental Retirement Benefits payable to Participant under the
Plan) until the earlier of (i) the  completion of 15 Years of Service,  (ii) the

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Participant's  Normal Retirement Age or (iii) the date that is 30 days following the date on which such Participant ceases to be Disabled unless such Participant has resumed active Employment with the Company.

     In the event a Participant remains Disabled following his or her Benefit Commencement Date, the monthly Supplemental Retirement Benefit payable to the Participant for any month shall be in an amount that is equal to (a) the Participant's Normal Retirement Benefit if the Benefit Commencement Date is on or after his or her Normal Retirement Date or (b) the Participant's Early Retirement Benefit in the event that the Participant elects to begin to receive his or her Supplemental Retirement Benefit prior to his or her Normal Retirement Date, less, in either case, the amount of any long-term disability benefit received by the Participant for that month under any long-term disability insurance policy maintained by or through the Company or any of its subsidiaries through the Participant's Normal Retirement Date.

     3.6 Failure to Complete 15 Years of Service. Upon any Termination of Employment of a Participant other than by reason of his or her death and other than a Termination of Employment described in Section 3.1, 3.2, 3.3 or 3.5, if the Participant has not completed 15 Years of Service he or she shall not be entitled to receive any benefit under the Plan.

     3.7 Alternative Form of Benefit. In lieu of receiving his or her benefit under Section 3.1, 3.2, 3.3 (to the extent a Participant does not receive a lump sum) or 3.5 in the Normal Form, a Participant may elect to receive his or her benefit as a reduced monthly benefit in the form of a joint and 50% survivor annuity (the "Alternative Form"). The Alternative Form shall be payable for the life of the Participant and if the Participant's spouse (or other Beneficiary approved by the Committee) on his or her Benefit Commencement Date survives the Participant, the surviving spouse (or other Beneficiary, if applicable) will receive for the remainder of his or her life, a monthly amount equal to 50% of the monthly amount that was being paid to the Participant. The Alternative Form shall be the Actuarial Equivalent of the Normal Form. To receive the Alternative Form, a Participant must file a written election with the Committee at least 90 days before the Benefit Commencement Date. An election to receive the Alternative Form shall be irrevocable without the Committee's consent, provided that if either the Participant or the Participant's spouse (or other Beneficiary, if applicable) dies after the election is made and before the Benefit Commencement Date, the election shall be null and void.

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

                                       IV

                                 DEATH BENEFITS
                                 --------------

     4.1 Death After 15 Years of Service But Before Retirement Eligibility. If a Participant dies prior to the earliest of his or her Early Retirement Age, Normal Retirement Age and Normal Retirement Date but, in any case, after having completed 15 Years of Service, his or her Beneficiary is entitled to receive payments monthly for 120 months, commencing at what would have been the
Participant's earliest retirement date, equal to the benefit that the Participant would have received on that date. Alternatively, the Beneficiary may elect to receive the 50% survivor annuity determined as if the Participant had elected the Alternative Form under Section 3.7.


     4.2 Death After Early Retirement Date or Normal Retirement Date But Before Benefit Commencement Date. If a Participant dies after the earliest of his or her Early Retirement Date, Normal Retirement Date and Normal Retirement Age but, in any case, before such Participant's Benefit Commencement Date, his or her Beneficiary is entitled to receive payments monthly for 120 months, commencing on the first day of the month immediately succeeding the date of death of the Participant equal to the benefit that the Participant had accrued at that date. Alternatively, the Beneficiary may elect to receive the 50% survivor annuity determined as if the Participant had elected the Alternative Form under Section 3.7.

     4.3 Death After Benefit Commencement Date. If a Participant dies after his or her Benefit Commencement Date and before he or she has received 120 monthly payments, his or her Beneficiary will continue to receive the monthly benefit to which the Participant was entitled until a total of 120 monthly payments have been made; provided, however, that if the Participant elected to receive the Alternative Form, no death benefit will be payable under the Plan unless the Participant is survived by his or her Beneficiary, in which event his or her Beneficiary will be entitled to receive the benefit provided in Section 3.7.

     4.4 Death Before Completing at Least 15 Years of Service. If a Participant dies before his or her Normal Retirement Date and the Participant has not completed at least 15 Years of Service, no benefit shall be payable under the Plan in respect of the Participant.

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

                                        V

                                     PAYMENT
                                     -------

     5.1 Commencement of Payments. Payment or commencement of payments under this Plan shall be made or begin as promptly as practicable following the occurrence of an event or the satisfaction of all conditions which entitles a Participant (or a Beneficiary) to payment or payments under this Plan.

     5.2 Withholding. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld by the Federal or any state or local government. If the Company is required to withhold employment or other taxes prior to the payment of benefits under the Plan, the Company shall make appropriate arrangements with the Participant with respect to such withholding.


                                       VI

                                 ADMINISTRATION
                                 --------------

     6.1 Administration of Plan. The Committee shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Committee shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan, including, but not limited to, such additional terms and conditions with respect to a Participant as the Committee, in its sole discretion, may deem necessary or advisable. All decisions of the Committee shall be by vote of a majority of its members or written consent of all of its members and shall be final, binding and conclusive on all persons. Members of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member as a Participant.

     6.2 Indemnification of Committee Members. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, loss, damages, expenses (including reasonable counsel fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval), arising from any act or omission of such member, except when the same is judicially determined to be due to the willful misconduct of such member.

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

                                       VII

                            AMENDMENT OR TERMINATION
                            ------------------------

     7.1 Company's Right to Amend or Terminate. The Company reserves the sole right to terminate the Plan at any time. Each Participant shall be fully vested in his or her Supplemental Retirement Benefit upon a termination of the Plan. The Company further reserves the right in its sole discretion to amend the Plan in any respect, provided, however, that no such amendment that adversely affects a Participant's rights with respect to benefits theretofore accrued by the Participant shall be effective unless the Participant consents to such amendment in writing. Notwithstanding the foregoing, the Plan may not be amended or terminated prior to a Change in Control if such amendment or termination is effected (i) at the request of any third party who has indicated an intent or taken steps to effectuate a Change of Control, or (ii) otherwise in connection with or in anticipation of a Change in Control.

     7.2 Procedure for Amendment or  Termination.  Subject to the  provisions of
Section 7.1, the Plan may be amended or terminated at any time by action of the Board of Directors.


                                      VIII

                                  MISCELLANEOUS
                                  -------------

     8.1 Beneficiaries. Each Participant shall have the right, by giving written notice to the Committee on such form as the Committee shall adopt, to designate a Beneficiary or Beneficiaries to receive payments which become available under the Plan should the Participant die. A Beneficiary who becomes entitled to receive benefits pursuant to Section 4.2 or 4.3 (an "Initial Beneficiary") shall have the right, by giving written notice to the Committee on such form as the Committee shall prescribe, to designate a Beneficiary to receive any benefits payable under the Plan should the Initial Beneficiary die. A Participant or a Beneficiary, as the case may be, may change the designated Beneficiary by filing a new beneficiary designation form with the Committee, which change shall become effective upon receipt by the Committee. If a Participant or a Beneficiary, as the case may be, dies and has not designated a Beneficiary, the estate of the deceased Participant or Beneficiary, as the case may be, shall be deemed to be the Beneficiary.

     8.2 No Right to Company Assets. Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder, nor in or to any policy or policies of insurance on the life of a Participant owned by the Company. No trust shall be deemed to be created by the execution or adoption of this Plan, and any benefits which become payable hereunder shall be paid from the general assets of the Company. The Company may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of paying benefits hereunder; provided, however, that the establishment of or contributions to such trust shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. A Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any assets of the Company.

     8.3 No Employment Rights. Nothing herein shall constitute a contract of continuing employment or in any manner obligate the Company to continue the service of a Participant, or obligate a Participant to continue in the service of the Company, and nothing herein shall be construed as fixing or regulating the compensation paid to a Participant.

     8.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of any Participant's or any other person's bankruptcy or insolvency.

     8.5 Protective Provisions. The Participant and any Beneficiary who may become entitled to receive benefits under the Plan will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company. If a Participant or Beneficiary refuses so to cooperate, the Company shall have no further obligation to the Participant or Beneficiary under the Plan.

     8.6 Offset. If at the time payments or installments of payments are to be made hereunder a Participant or his or her surviving spouse is indebted to the

Company, then the payments remaining to be made to the Participant or his or her surviving spouse or both may, at the discretion of the Board of Directors, be reduced by the amount of such indebtedness; provided, however, that an election by the Board of Directors not to reduce any such payment or payments shall not constitute a waiver of the Company's claim for such indebtedness.

     8.7 Infancy or Incompetence. If the Committee determines that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for such person's benefit in accordance with applicable law, without responsibility for application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Company and the Committee (if any).

     8.8 Forfeiture of Payments. If the Company is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person as shown on the records of the Company), such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Participant or person is identified or located.

     8.9 Gender and Number. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

     8.10 Notice. Any notice required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

     8.11 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     8.12 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles, except to the extent preempted by federal law.


                                       15